Exhibit 99.1

Contact:
ICR
Investor Relations:
Garrett Edson, 484- 320-5800

Media:
Phil Denning, 203-682-8200

FOR IMMEDIATE RELEASE

DFC GLOBAL CORP. ANNOUNCES WITHDRAWAL OF PROPOSED OFFERING

OF SENIOR NOTES AND TERMINATION OF TENDER OFFER

BERWYN, Pennsylvania, November 22, 2013 – (NASDAQ:DLLR – News) DFC Global Corp., a leading international diversified financial services company serving primarily unbanked and under-banked consumers for over 30 years, today announced that it has decided not to proceed with the previously-announced Senior Notes offering by its wholly owned subsidiaries National Money Mart Company (“NMM”) and Dollar Financial UK Holding PLC at this time, due principally to current market conditions.

As a result of its decision not to proceed with its senior notes offering, the Company also announced that NMM is terminating its previously announced cash tender offer for its outstanding 10.375% Senior Notes due 2016 (CUSIP Numbers 637004AC6 / 637004AA0) (the “2016 Notes”). NMM is terminating the tender offer because it has determined that the financing condition will not be satisfied. Any 2016 Notes that have been tendered will be promptly returned to holders. The Company had opportunistically sought to refinance the 2016 Notes with long-term low fixed rate capital from the withdrawn Senior Notes offering.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. The tender offer was made solely pursuant to the Offer to Purchase and the related Letter of Transmittal, dated November 15, 2013, as amended by this press release.

About DFC Global Corp.

DFC Global Corp. is a leading international non-bank provider of alternative financial services, principally unsecured short term consumer loans, secured pawn loans, check cashing, gold buying, money transfers and reloadable prepaid debit cards, serving primarily unbanked and under-banked consumers through its approximately 1,500 current retail storefront locations and its multiple Internet platforms in ten countries across Europe and North America: the United Kingdom, Canada, the United States, Sweden, Finland, Poland, Spain, Romania, the Czech Republic and the Republic of Ireland. The Company’s networks of retail locations in the United Kingdom and Canada are the largest of their kind by revenue in each of those countries. For more information, please visit the Company’s website at www.dfcglobalcorp.com.

Forward Looking Statements

This news release contains forward looking statements, including statements regarding the withdrawal of the offering of the Senior Notes and the termination of the tender offer for the 2016 Notes, as well as other events or conditions expected to arise or occur in the future. These forward-looking statements involve risks and uncertainties, including risks related to: the regulatory environments of the jurisdictions in which we do business, including reviews of our operations principally by the

CFPB in the United States and the Office of Fair Trading and Financial Conduct Authority in the United Kingdom, the effect of legislation in Finland that will restrict our business in that country, and other changes in laws affecting how we do business and the regulatory bodies which govern us; current and potential future litigation; the identification of acquisition targets; the integration and performance of acquired stores and businesses; the performance of new stores and internet businesses; the impact of debt and equity financing transactions; the results of certain ongoing income tax appeals; the effects of new products and services, or changes to our existing products and services, on the Company’s business, results of operations, financial condition, prospects and guidance; and uncertainties related to the effects of changes in the value of the U.S. Dollar compared to foreign currencies. There can be no assurance that the Company will attain its expected results, successfully integrate and achieve anticipated synergies from any of its acquisitions, obtain acceptable financing, or attain its published guidance metrics, or that ongoing and potential future litigation or the various U.S. Federal or state, U.K., or other foreign legislative or regulatory activities affecting the Company or the banks with which the Company does business will not negatively impact the Company’s operations. A more complete description of these and other risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, including those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended June 30, 2013 and Form 10-Q for the Company’s fiscal quarter ended September 30, 2013. You should not place any undue reliance on any forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.